UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2009

DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-14483	62-1207077
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Davidson Diversified Real Estate II, L.P, a Delaware limited partnership (the “Registrant”), owns a 99.90% interest in The Trails, L.P., a South Carolina limited partnership (the “Partnership”).  The Partnership owned The Trails Apartments (“The Trails”), a 248-unit apartment complex located in Nashville, Tennessee.  On August 25, 2009, the Partnership sold The Trails, which was its last remaining investment property, to a third party, White Eagle Property Group, LLC, a New York limited liability company (the “Purchaser”), for a total sales price of $11,475,000.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is evaluating the cash requirements of the Registrant to determine what portion of the net sales proceeds will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

By:  Davidson Diversified Properties,Inc.

Managing General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

 Date:    August 31, 2009